August 6, 2026 Bridger Aerospace Reports Second Quarter 2026 Results Second quarter 2026 revenue of $30.5 million, in line with prior-year period New contracts and longer task orders continue to expand Company’s footprint The Company reiterates 2026 guidance, including revenue expectations of $135 million to $145 million BELGRADE, Mont., Aug. 06, 2026 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger,” “Bridger Aerospace” or the “Company”) (NASDAQ: BAER, BAERW), one of the nation’s leading aerial firefighting companies, today reported financial results for the second quarter ended June 30, 2026. Q2 2026 Financial Highlights: Second quarter 2026 revenue of $30.5 million, essentially flat when compared to the prior-year period of $30.8 million. When excluding non-recurring return-to-service work which is mostly non-contributing to margin, revenue in the second quarter of 2026 was $29.7 million versus $25.7 million in the second quarter of 2025, an increase of 16%. Net loss for the second quarter was $(0.5) million, with Adjusted EBITDA of $8.1 million compared to second quarter 2025 net income of $0.3 million and Adjusted EBITDA of $10.8 million. Reiterating full year 2026 guidance: Revenue expected to be between $135 million and $145 million, representing 14% growth at the midpoint of the range and growth of 29% when excluding non- recurring return-to-service work on the Spanish Super Scoopers in 2025 Adjusted EBITDA expected to be between $55 million and $60 million, representing 27% growth at the midpoint of the range “Our second quarter results reflect expected performance. At the same time, we saw a meaningful increase in preparation from our agency partners, from the longest task orders we’ve received for our Super Scoopers, to the new task order for our dual-sensor King Air 350. These commitments extend aircraft utilization into the fourth quarter, reflecting how seriously our government partners are treating the wildfire outlook for the remainder of the season,” shared Sam Davis, President and Chief Executive Officer of Bridger Aerospace. “This year, wildfires have continued to intensify globally. According to the National Interagency Fire Center (NIFC), U.S. wildfire activity has already surpassed 5 million acres burned as of late July, roughly 2 million acres more year-over-year, with several Western regions seeing above normal fire conditions, while Europe is experiencing one of its worst Exhibit 99.1 wildfire years. It’s in years like this that having dependable aerial firefighting capacity in place matters most.” Mr. Davis continued, “Heading into Q3, fleet activity is reflecting the alarming wildfire reality we are facing and we are positioning the full fleet to respond as conditions demand it. As circumstances grow increasingly severe, government agencies have worked diligently to secure our aircraft well into the end of the year – a length in commitment that we have not experienced in years past. Our job is to be ready whenever communities need us most for as long as we’re needed, and our focus remains on saving lives, property, and the environment through the end of the year.” Q2 2026 and Recent Operational Highlights: In May secured two 160-day U.S. Forest Service task orders for four CL-415EAF Super Scoopers, representing at least $30 million of guaranteed standby revenue for the 2026 fire season. The awards increased guaranteed deployment from 120 to 160 days per aircraft, representing the longest guaranteed task orders in the Company's history and extending operations into the fourth quarter. In July awarded a 112-day 2026 U.S. Department of the Interior task order for its most advanced Multi-Mission Aircraft, deploying a newly enhanced King Air 350 featuring dual-sensor capabilities, Wide Area Motion Imagery (WAMI), EO/IR technology and real-time data dissemination to support wildfire and emergency response operations across the United States. In July secured a $58 million contract with Texas A&M Forest Service to acquire, modify, and deliver three King Air 360 multi-mission aircraft as the foundation of the state's new wildfire aviation surveillance program, with deliveries over the next three years and all aircraft modifications performed in Texas. In July entered into a lease agreement with Avincis, Europe's leading provider of emergency aerial services, deploying two Bridger-owned Super Scoopers to support active wildfire suppression efforts in Portugal, marking Bridger's first revenue- generating operations in Europe, with the aircraft under contract through mid-October 2026, subject to the terms and conditions of the applicable agreements. In July expanded the capabilities of the IGNIS wildfire intelligence platform through a strategic partnership with TracPlus, integrating real-time aircraft tracking, mission data and aerial suppression intelligence into a unified operating picture designed to enhance situational awareness and decision-making for firefighters and incident management teams. Second Quarter 2026 Results Revenue for the second quarter of 2026 was $30.5 million compared to $30.8 million in the second quarter of 2025, a decrease of 1%. This decrease was primarily a result of non- recurring return-to-service revenue of $0.8 million in the second quarter of 2026 compared to $5.1 million in the same period of 2025, offset by increased flight hours for the Super Scoopers. When excluding the non-recurring revenue from both periods, revenue increased 16%. Cost of revenues was $19.2 million in the second quarter of 2026 compared to $18.7 million in the second quarter of 2025. Cost of revenues from non-recurring return-to-service was $0.8 million in the second quarter of 2026 compared to $4.8 million in the same period of 2025. When excluding the non-recurring cost of revenues from both periods, cost of revenues increased 32%, primarily due to increased aircraft depreciation expense, fuel expense, and workforce costs. Selling, general and administrative expenses (“SG&A”) were $5.3 million in the second quarter of 2026 compared to $6.5 million in the second quarter of 2025, primarily reflecting a change in the fair value of our warrants, stock-based compensation and contingent consideration. Interest expense for the second quarter of 2026 was $6.6 million compared to $5.7 million in the second quarter of 2025. Net loss was $(0.5) million in the second quarter of 2026 compared to net income of $0.3 million in the second quarter of 2025. Loss per diluted share was $(0.13) for the second quarter of 2026 compared to $(0.12) per diluted share in the second quarter of 2025. Adjusted EBITDA was $8.1 million in the second quarter of 2026 compared to $10.8 million in the second quarter of 2025. Definitions and reconciliations of net (loss) income to EBITDA and Adjusted EBITDA are attached as Exhibit A to this release. As of June 30, 2026, cash and cash equivalents were $7.2 million compared to $31.4 million as of December 31, 2025. The decrease over year-end reflects seasonal working capital usage and the timing of customer receipts. Business Outlook The Company is reiterating its full year 2026 guidance. Revenue is expected to be between $135 million and $145 million, representing 14% growth at the midpoint of the range and 29% growth when excluding revenue associated with return-to-service work in 2025. Adjusted EBITDA is expected to be between $55 million and $60 million, representing 27% growth at the midpoint of the range. Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA are attached as Exhibit A to this release. Conference Call Bridger Aerospace will hold an investor conference call today, August 6, 2026, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 1-800-343-5172 or 1-203-518- 9856. When prompted, please provide the Conference ID: BRIDGER. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through August 12, 2026, by calling 844-512-2921 or 412-317-6671 and using the passcode 11162159. The replay will also be accessible at https://ir.bridgeraerospace.com. About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com. Forward Looking Statements Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: (1) Bridger’s full-year 2026 financial guidance, including expected revenue and Adjusted EBITDA; (2) expected aircraft utilization, deployment levels, flight hours and fleet availability; (3) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, including the expansion of operations into new geographic markets, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (4) Bridger’s business and growth plans and future financial performance, including anticipated revenues and benefits associated with customer contracts, task orders and other commercial arrangements; (5) the current and future demand for aerial firefighting services, including the duration, severity, timing and geographic scope of domestic and international wildfire activity; (6) the timing and performance of aircraft modifications and deliveries; (7) the magnitude, timing and benefits from any cost reduction actions; (8) Bridger’s exploration of, need for, or completion of any future financings; (9) Bridger’s expected liquidity, cash flows and capital resources; and (10) anticipated investments in additional aircraft, technology, capital resources, research and development and operational capabilities and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the timing, location, duration or severity of wildfire activity; the extent to which wildfire activity results in aircraft deployments, flight hours and revenue opportunities; changes in customer demand or funding levels; risks that government contracts, task orders or other customer commitments are delayed, modified, reduced, terminated or not renewed; changes in domestic and foreign general economic business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; aircraft availability, maintenance requirements, weather events, parts shortages, supply chain disruptions or certification issues; Bridger’s ability to successfully operate and deploy its fleet; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology, cybersecurity and data privacy risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger’s ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger’s business, which could result in material adverse effects to operations and financial condition; the availability of capital and liquidity; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2026 for the fiscal year ended December 31, 2025 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger’s management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, except as required by applicable law, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited) For the three months ended June 30, For the six months ended June 30, (dollars in thousands, except per share amounts) 2026 2025 2026 2025 Revenues $ 30,494 $ 30,751 $ 39,006 $ 46,397 Cost of revenues: Flight operations 10,059 7,856 16,620 14,108 Maintenance 9,113 10,844 19,600 21,799 Total cost of revenues 19,172 18,700 36,220 35,907 Gross income 11,322 12,051 2,786 10,490 Selling, general and administrative expense (5,309) (6,524) (22,039) (15,114) Interest expense (6,607) (5,737) (12,757) (11,472) Other income 91 700 231 1,299 (Loss) income before income taxes $ (503) $ 490 $ (31,779) $ (14,797) Income tax benefit (expense) 5 (182) (23) (433) Net (loss) income $ (498) $ 308 $ (31,802) $ (15,230) Series A Preferred Stock – adjustment to maximum redemptions value (7,109) (6,636) (14,137) (13,197) Loss attributable to Common stockholders - basic and diluted $ (7,607) $ (6,328) $ (45,939) $ (28,427) Loss per share - basic and diluted $ (0.13) $ (0.12) $ (0.82) $ (0.53) Weighted average Common Stock outstanding - basic and diluted 56,439,564 53,878,966 55,867,575 53,846,770

BRIDGER AEROSPACE GROUP HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited) dollars in thousands As of June 30, 2026 As of December 31, 2025 ASSETS Current assets: Cash and cash equivalents $ 7,241 $ 31,381 Accounts receivable 20,501 3,190 Aircraft support parts 1,071 1,654 Prepaid expenses and other current assets 3,644 3,994 Total current assets 32,457 40,219 Property, plant and equipment, net 220,677 218,814 Intangible assets, net 5,934 6,023 Goodwill 20,888 20,888 Other noncurrent assets 44,183 44,362 Total assets $ 324,139 $ 330,306 LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT Current liabilities: Accounts payable $ 5,012 $ 3,417 Accrued expenses and other current liabilities 7,876 9,794 Operating right-of-use current liabilities 3,033 2,384 Current portion of long-term debt, net of debt issuance costs 2,795 926 Total current liabilities 18,716 16,521 Long-term accrued expenses and other noncurrent liabilities 9,034 7,576 Operating right-of-use noncurrent liabilities 28,995 29,163 Long-term debt, net of debt issuance costs 233,092 212,380 Total liabilities $ 289,837 $ 265,640 COMMITMENTS AND CONTINGENCIES MEZZANINE EQUITY Series A Preferred Stock 421,394 407,257 STOCKHOLDERS’ DEFICIT Common Stock 6 6 Additional paid-in capital 71,204 82,315 Accumulated deficit (456,901) (425,099) Accumulated other comprehensive (loss) income (1,401) 187 Total stockholders’ deficit (387,092) (342,591) Total liabilities, mezzanine equity, and stockholders’ deficit $ 324,139 $ 330,306

BRIDGER AEROSPACE GROUP HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) For the six months ended June 30, dollars in thousands 2026 2025 Cash Flows from Operating Activities: Net loss $ (31,802) $ (15,230) Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions: Loss (gain) on sale/disposal of fixed assets 89 (136) Depreciation and amortization 6,888 5,999 Stock-based compensation expense 1,777 3,728 Change in fair value of the Warrants 2,132 1,066 Amortization of debt issuance costs and revolver asset 1,077 501 Change in fair value of earnout consideration (63) (2,748) Changes in operating assets and liabilities Accounts receivable (17,323) (12,380) Aircraft support parts 583 (203) Prepaid expense and other current and noncurrent assets 814 2,257 Accounts payable, accrued expenses and other liabilities (994) 931 Net cash used in operating activities (36,822) (16,215) Cash Flows from Investing Activities: Purchases and improvements of property, plant and equipment (8,459) (4,237) Capitalized costs related to in-process research and development (“IPR&D”) (730) (626) Sale of property, plant and equipment - 973 Net cash used in investing activities (9,189) (3,890) Cash Flows from Financing Activities: Drawdown of revolving credit facility 10,000 - Drawdown of delayed draw term loan 14,000 - Cash paid for taxes related to net share settlement of equity awards (571) (374) Payment of finance lease liability (13) (15) Repayments on debt (1,455) (1,621) Net cash provided by (used in) financing activities 21,961 (2,010) Effects of exchange rate changes (90) (95) Net change in cash, cash equivalents and restricted cash (24,140) (22,210) Cash, cash equivalents and restricted cash – beginning of the period 31,381 53,083 Cash, cash equivalents and restricted cash – end of the period $ 7,241 $ 30,873 Less: Restricted cash – end of the period - 13,837 Cash and cash equivalents – end of the period $ 7,241 $ 17,036 EXHIBIT A Non-GAAP Results and Reconciliations Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance. Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies. Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. EBITDA and Adjusted EBITDA EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax (benefit) expense and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, offering costs, non-cash adjustments to fair value of earnout consideration, and non-cash adjustments to the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. The following table reconciles net (loss) income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025.

dollars in thousands	Three Months ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net (loss) income	$ (498)	$ 308	$ (31,802)	$ (15,230)
Income tax (benefit) expense	(5)	182	23	433
Depreciation and amortization	4,837	4,019	6,888	5,999
Interest expense	6,607	5,737	12,757	11,472
EBITDA	10,941	10,246	(12,134)	2,674
Stock-based compensation[1]	(655)	1,737	1,777	3,728
Business development & integration expenses[2]	598	355	1,402	587
Change in fair value of earnout consideration[3]	(33)	(2,597)	(63)	(2,748)
Change in fair value of Warrants[4]	(2,931)	799	2,132	1,066
Offering costs[5]	-	279	42	437
Non-recurring executive transition costs[6]	220	-	504	-
Adjusted EBITDA	$ 8,140	$ 10,819	$ (6,340)	$ 5,744

1. Represents non-cash stock-based compensation expense associated with employee and non-employee equity and liability classified awards.
2. Represents expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines.
3. Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisitions of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
4. Represents the non-cash fair value adjustment for Warrants issued in connection with the Reverse Recapitalization.
5. Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
6. Represents expenses associated with the build out and transition of the executive leadership team.

Investor Contact
Tom Cook
BridgerAerospaceIR@icrinc.com

Media Contact
Devin Johnson
Bridger Aerospace
406-919-5980
d.johnson@bridgeraerospace.com

Source: Bridger Aerospace Group Holdings, Inc.